Exhibit 99.1

News Release

Media Contact:Ron RogersInvestor Contact:Scott Gleason

(801) 584-3065(801) 584-1143

rrogers@myriad.comsgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter and Full-Year 2018 Financial Results

•	Total Fourth-Quarter Revenues of $200.9 Million
•	Fourth-Quarter Diluted EPS of $0.18 and Adjusted EPS of $0.38, Up 31 Percent

SALT LAKE CITY, Aug. 21, 2018 – Myriad Genetics, Inc. (NASDAQ: MYGN, “Myriad” or the “Company”), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal fourth-quarter and full-year 2018, provided an update on recent business highlights and issued its fiscal year and first-quarter 2019 financial guidance.

"Fiscal year 2018 was an excellent year for Myriad as record-setting growth in new products with increasing reimbursement added to a solid hereditary cancer business and a re-engineered cost structure,” said Mark C. Capone, president and CEO, Myriad Genetics. “Based upon our operational momentum and the recent completion of the Counsyl acquisition, we are confident in our strategy to transform Myriad into the global leader in personalized medicine.”

Financial Highlights

The following table summarizes the financial results for the fiscal fourth-quarter and fiscal full-year 2018:

Revenue
	Fiscal Fourth-Quarter			Fiscal Year
($ in millions)	2018	2017 (Restated)	% Change	2018	2017 (Restated)	% Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$126.8	$143.5	(12%)	$498.2	$567.2	(12%)
GeneSight testing revenue	33.9	25.5	33%	124.9	78.4	59%
Vectra DA testing revenue	15.1	10.3	47%	57.2	43.7	31%
Prolaris testing revenue	7.0	3	133%	20.9	12.1	73%
EndoPredict testing revenue	2.8	2	40%	8.9	7.7	16%
Other testing revenue	2.0	2.7	(26%)	9.2	11.5	(20%)
Total molecular diagnostic testing revenue	187.6	187	0%	719.3	720.6	0%
Pharmaceutical and clinical service revenue	13.3	12.6	6%	53.3	49.3	8%
Total Revenue	$200.9	$199.6	1%	$772.6	$769.9	0%

Income Statement
	Fiscal Fourth-Quarter			Fiscal Year
($ in millions)	2018	2017 (Restated)	% Change	2018	2017 (Restated)	% Change
Total Revenue	$200.9	$199.6	1%	$772.6	$769.9	0%
Gross Profit	155.2	157.1	(1%)	595.4	598.7	(1%)
Gross Margin	77.3%	78.7%		77.1%	77.8%
Operating Expenses	139.3	138.2	1%	476.7	550	(13%)
Operating Income	15.9	18.9	(16%)	118.7	48.7	144%
Operating Margin	7.9%	9.5%		15.4%	6.3%
Adjusted Operating Income	34.9	27.1	29%	110.4	95.7	15%
Adjusted Operating Margin	17.4%	13.6%		14.3%	12.4%
Net Income	13.1	12.3	7%	131.0	20.5	539%
Diluted EPS	0.18	0.18	0%	1.82	0.30	507%
Adjusted EPS	$0.4	$0.29	31%	$1.2	$1.03	17%

•

Revisions of Previously-Issued Financial Statements: During the financial close for fiscal year 2018, the Company determined that it had not fully reserved for its sales allowance for the financial periods from fiscal year 2015 through fiscal year 2018.  These errors which represented less than one percent of total revenue during that time frame were determined to be. The financial information for prior periods has been restated to reflect these adjustments.

Business Highlights

•	Hereditary Cancer
o	Achieved sixth consecutive quarter of year-over-year hereditary cancer testing volume growth.
o

Announced the second major clinical validation study for riskScore® at the American Society of Clinical Oncology annual meeting. The study evaluated 518 women and found that riskScore is a highly statistically significant predictor of the 5-year and lifetime risk of breast cancer (p=2.6x10-12 and p=2.5x10-12, respectively).  Moreover, riskScore was statistically significantly superior to Tyrer-Cuzick alone for both 5-year and lifetime risk of breast cancer (1.9x10-8 and p=2.4x10-8, respectively), underscoring the independent contribution of the combined test score.

o

Based upon recent changes to the National Comprehensive Cancer Network professional treatment guidelines for prostate, pancreatic and colon cancer, we estimate 121,000 additional cancer patients now qualify for hereditary cancer testing in the United States every year.

•	GeneSight®
o	Fiscal fourth-quarter revenue increased 33 percent year-over-year to $33.9 million with record volumes in the quarter.
o	A record 15,000 physicians, including almost 3,000 new ordering doctors, ordered a GeneSight test in the fiscal fourth-quarter.
o

Presented the results from the GeneSight GUIDED randomized controlled trial at the American Psychiatric Association annual meeting. The landmark study showed that patients receiving GeneSight had significantly better outcomes with a 50 percent increase in remission rates and a 30 percent increase in response rates relative to standard-of-care therapy.

o

Announced the results of the IMPACT study at the American Society of Clinical Psychopharmacology annual meeting. In the study, patients treated by primary care physicians had 33 percent greater symptom improvement, 34 percent increased response and 57 percent greater remission than those treated by psychiatrists.

o	CareFirst®, the 15th largest commercial payer in the United States, announced a favorable coverage policy for GeneSight taking effect August 1, 2018 which included all physician specialties.
o	Announced a new coverage decision for GeneSight with a major U.S. company with 30,000 employees.
o	In late-stage negotiations with Kroger® Prescription Plans on a potential favorable coverage decision for GeneSight.
•	Vectra DA®
o	Fiscal fourth-quarter revenue increased 47 percent year-over-year to $15.1 million.
o

Announced a favorable coverage decision for Vectra DA from Kroger Prescription Plans, the pharmacy benefits manager for Kroger and other employers. Kroger is the fourth largest employer in the United States.

•	Prolaris®
o	Fiscal fourth-quarter revenue increased 133 percent year-over-year to $7.0 million with record volumes in the quarter.
o

Received positive medical policy recommendations on Prolaris from eight commercial insurers, including a top-10 commercial insurer, and seven others, totaling over 20 million covered lives or 12 percent of total commercial lives in the United States. Prolaris is now covered for approximately 55 percent of prostate cancer patients in the United States.

•	EndoPredict®
o	Fiscal fourth-quarter revenue increased 40 percent year-over-year to $2.8 million.
o	Received positive recommendation from the National Institute for Health and Care Excellence (NICE) in the United Kingdom to cover the EndoPredict test.
•	myPath® Melanoma
o	Received positive medical policy recommendations on myPath Melanoma from eight commercial insurers.
•	Companion Diagnostics
o	Metastatic breast cancer patients tested by Myriad increased 13 percent sequentially based upon the recent launch of BRACAnalysis CDx as a companion diagnostic for Lynparza™.
o	Received pre-market approval from the Japanese Ministry of Health, Labor, and Welfare for our BRACAnalysis CDx test for HER2- metastatic breast cancer.
o

Announced positive results from Phase III, SOLO-1 study which evaluated patients with advanced ovarian cancer treated in the first-line setting who tested positive with Myriad’s BRACAnalysis CDx test.  Myriad intends to submit a supplementary pre-market approval (sPMA) to the U.S. Food and Drug Administration (FDA) for this indication.

o

Announced that the FDA has accepted Myriad’s sPMA application for BRACAnalysis CDx® to be used as a companion diagnostic with Pfizer’s PARP inhibitor, talazoparib, in HER2- metastatic breast cancer.  The New Drug Application for talazoparib has been granted priority review by the U.S. FDA and has a Prescription Drug User Fee Act goal date of December 2018.

•	Closing of Counsyl Acquisition
o

Myriad signed a definitive agreement to acquire Counsyl, Inc., a global leader in reproductive genetic testing, which closed on July 31, 2018. The acquisition of Counsyl provides Myriad with two new products, ForeSightTM and PreludeTM, in the expanded carrier screening and non-invasive prenatal screening markets respectively. Myriad estimates that these markets will grow to approximately 3 million tests performed annually in the United States and $1.5 billion of revenue over the next five years.

Fiscal Year 2019 and Fiscal First-Quarter 2019 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2019 and fiscal first-quarter 2019 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2019	$880-$890 million	$0.40-$0.45	$1.70-$1.75
Fiscal First-Quarter 2019	$200-$202 million	($0.08)-($0.06)	$0.28-$0.30

Myriad’s fiscal year 2019 and fiscal first-quarter 2019 adjusted earnings per share guidance excludes the impact of stock based compensation expense, non-cash amortization associated with acquisitions and certain non-recurring expenses. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today and discuss the fiscal fourth-quarter financial results and fiscal year 2019 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, August 21, 2018, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal fourth-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-800-616-4021. International callers may dial 1-303-223-2682.  All callers will be asked to reference reservation number 21892392.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  building upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore Prolaris, ForeSight and Prelude are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Kroger is a trademark of The Kroger Company.

MYRIAD GENETICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share amounts)
	Three months ended		Twelve months ended
	June 30		June 30
	2018	2017	2018	2017
		(Restated)		(Restated)
Molecular diagnostic testing	$187.6	$187.0	$719.3	$720.6
Pharmaceutical and clinical services	13.3	12.6	53.3	49.3
Total revenue	200.9	199.6	772.6	769.9
Costs and expenses:
Cost of molecular diagnostic testing	38.0	35.6	148.7	145.2
Cost of pharmaceutical and clinical services	7.7	6.9	28.5	26.0
Research and development expense	17.7	18.8	70.8	74.4
Change in the fair value of contingent consideration	0.2	(2.7)	(61.2)	(0.8)
Selling, general, and administrative expense	121.4	122.1	467.1	476.4
Total costs and expenses	185.0	180.7	653.9	721.2
Operating income	15.9	18.9	118.7	48.7
Other income (expense):
Interest income	0.5	0.3	1.8	1.2
Interest expense	(1.1)	(1.2)	(3.2)	(6.0)
Other	0.8	(0.1)	(0.4)	(3.0)
Total other income (expense):	0.2	(1.0)	(1.8)	(7.8)
Income before income tax	16.1	17.9	116.9	40.9
Income tax provision	3.0	5.8	(13.9)	20.6
Net income	$13.1	$12.1	$130.8	$20.3
Net loss attributable to non-controlling interest	—	(0.2)	(0.2)	(0.2)
Net income attributable to Myriad Genetics, Inc. stockholders	$13.1	$12.3	$131.0	$20.5
Earnings per share:
Basic	$0.19	$0.18	$1.89	$0.30
Diluted	$0.18	$0.18	$1.82	$0.30
Weighted average shares outstanding:
Basic	70.1	68.2	69.4	68.3
Diluted	72.9	68.9	72.0	68.8

Consolidated Balance Sheets (Unaudited)
(in millions)
	June 30	June 30,
	2018	2017
ASSETS		(Restated)
Current assets:
Cash and cash equivalents	$110.9	$102.4
Marketable investment securities	69.7	48.3
Prepaid expenses	9.4	12.7
Inventory	34.3	42.2
Trade accounts receivable, less allowance for doubtful accounts of $12.1 in 2018 and $7.6 in 2017	98.3	90.2
Prepaid taxes	—	0.2
Other receivables	3.8	5.7
Total current assets	326.4	301.7
Property, plant and equipment, net	43.2	51.1
Long-term marketable investment securities	30.7	48.5
Intangibles, net	455.2	491.5
Goodwill	318.6	316.1
Total assets	$1,174.1	$1,208.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26.0	$22.0
Accrued liabilities	68.3	65.6
Short-term contingent consideration	5.3	127.3
Deferred revenue	2.6	2.6
Total current liabilities	102.2	217.5
Unrecognized tax benefits	24.9	25.2
Other long-term liabilities	6.3	7.2
Contingent consideration	9.2	13.2
Long-term debt	9.3	99.1
Long-term deferred taxes	57.3	78.7
Total liabilities	209.2	440.9
Commitments and contingencies
Stockholders’ equity:
Common stock, 70.6 and 68.4 shares outstanding at June 30, 2018 and June 30, 2017 respectively	0.7	0.7
Additional paid-in capital	915.4	851.4
Accumulated other comprehensive income (loss)	(4.0)	(5.5)
Retained earnings (deficit)	52.8	(78.2)
Total Myriad Genetics, Inc. stockholders’ equity	964.9	768.4
Non-Controlling Interest	—	(0.4)
Total stockholders' equity	964.9	768.0
Total liabilities and stockholders’ equity	$1,174.1	$1,208.9

Consolidated Statement of Cash Flows (Unaudited)
(in millions)

	Twelve months ended
	June 30,
	2018	2017
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income attributable to Myriad Genetics, Inc. stockholders	$131.0	20.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54.4	48.3
Non-cash interest expense	0.2	0.4
Loss (gain) on disposition of assets	(0.2)	(0.3)
Share-based compensation expense	27.1	29.9
Impairment of cost basis investment	—	2.4
Bad debt expense	32.3	37.3
Loss on extinguishment of debt	—	1.3
Deferred income taxes	(23.4)	0.8
Unrecognized tax benefits	(0.3)	1.2
Change in fair value of contingent consideration	(60.9)	(0.8)
Payment of contingent consideration	(22.7)	—
Changes in assets and liabilities:
Prepaid expenses	3.3	7.8
Trade accounts receivable	(39.2)	(39.9)
Other receivables	1.1	(4.0)
Inventory	7.9	(1.2)
Prepaid taxes	—	3.4
Accounts payable	4.0	(3.0)
Accrued liabilities	1.4	1.2
Deferred revenue	(0.1)	0.9
Net cash provided by operating activities	115.9	106.2
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8.4)	(6.1)
Acquisitions, net of cash acquired	—	(216.1)
Sale of cost basis investment	—	2.6
Purchases of marketable investment securities	(80.9)	(87.5)
Proceeds from maturities and sales of marketable investment securities	77.7	160.8
Net cash used in investing activities	(11.6)	(146.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	36.9	6.0
Net proceeds from revolving credit facility	53.0	204.0
Repayment of revolving credit facility	(143.0)	(105.0)
Net proceeds from term loan	—	199.0
Payment of contingent consideration recorded in purchase accounting	(42.4)	—
Repayment of term loan	—	(200.0)
Fees paid for extinguishment of debt	—	(0.6)
Repurchase and retirement of common stock	—	(31.6)
Proceeds from non-controlling interest	0.5	—
Net cash provided by (used in) financing activities	(95.0)	71.8
Effect of foreign exchange rates on cash and cash equivalents	(0.8)	2.2
Net increase (decrease) in cash and cash equivalents	8.5	33.9
Cash and cash equivalents at beginning of the period	102.4	68.5
Cash and cash equivalents at end of the period	$110.9	$102.4

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s ability to transform into the global leader in personalized medicine; the Company’s ability to continue to achieve record setting growth in new products and increasing reimbursement; the Company’s estimates of additional cancer patients who now qualify for hereditary cancer testing in the United States every year; the Company’s expectations regarding a potential favourable coverage decision by Kroger Prescription Plans for GeneSight; the Company’s intention to submit a supplementary premarket approval (sPMA) to the FDA for patients with advanced ovarian cancer treated in the first line setting who tested positive with the Company’s BRACAnalysis CDx test; the timing and outcome of the Company’s sPMA application for BRACAnalysis CDx to be used as a companion diagnostic with Pfizer’s PARP inhibitor, talazoparib; the Company’s estimates of the annual and next five year growth of the ForeSight and Prelude markets in the United States; the Company’s fiscal year 2019 and fiscal first-quarter 2019 financial guidance for revenue, GAAP diluted earnings per share, and adjusted earnings per share under the caption “Fiscal Year 2019 and Fiscal First-Quarter 2019 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to transition from its existing product portfolio to its new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires, including but not limited to the Company’s acquisition of Counsyl, Assurex, Sividon and the Clinic; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Non-recurring legal expenses: One-time non-recurring legal settlements
•	Tax impact related to equity compensation: Changes in effective tax rate based upon ASU 2016-09
•	Potential future consideration related to acquisitions: Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	Impairment of Raindance Investment: One-time impairment charge associated with Myriad’s investment in Raindance Technologies
•	One-time debt restructuring costs: Charges related to the restructuring of the company’s debt from a one-year term loan to a revolving credit facility
•	One-time non-deductible costs: One-time non-deductible tax items
•	Tax reform impact on deferred taxes: One-time non-cash charges associated with change in value of our deferred tax assets due to tax reform
•	Elevate 2020 costs: Expenses tied to Elevate 2020 program
•	Non-recurring bad debt reserve: Changes in bad debt reserve tied to prior period adjustments

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Twelve Months ended June 30, 2018
(Unaudited data in millions, except per share amount)
	Three Months Ended		Twelve Months Ended
	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
		(Restated)		(Restated)

Revenue	$200.9	$199.6	$772.6	$769.9

GAAP Cost of molecular diagnostic testing	38.0	35.6	148.7	145.2
GAAP Cost of pharmaceutical and clinical services	7.7	6.9	28.5	26.0
Acquisition - Integration related costs	—	—	—	(0.1)
Elevate 2020 costs	(2.8)	—	(3.0)	—
Non-GAAP COGS	$42.9	$42.5	$174.2	$171.1

Non-GAAP Gross Margin	79%	79%	77%	78%

GAAP Research and Development	$17.7	$18.8	$70.8	$74.4
Acquisition - Integration related costs	—	(0.1)	(0.1)	(0.2)
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.3)
Elevate 2020 costs	(0.7)	—	(1.8)	—
Non-GAAP R&D	$16.9	$18.6	$68.6	$73.9

GAAP Contingent Consideration	$0.2	$(2.7)	$(61.2)	$(0.8)
Potential future consideration related to acquisitions	(0.2)	2.7	61.2	0.8
Non-GAAP Contingent Consideration	$—	$—	$—	$—

GAAP Selling, General and Administrative	$121.4	$122.1	$467.1	$476.4
Acquisition - Integration related costs	(0.6)	(0.7)	(0.9)	(13.6)
Acquisition - amortization of intangible assets	(9.1)	(9.1)	(36.6)	(32.7)
Non-recurring bad debt reserve	(2.5)	—	(2.5)	—
Non-recurring legal expenses	(0.5)	(0.6)	(0.5)	(0.6)
Elevate 2020 costs	(2.5)	(0.3)	(7.2)	(0.3)
Non-GAAP SG&A	$106.2	$111.4	$419.4	$429.2

GAAP Operating Income	$15.9	$18.9	$118.7	$48.7
Acquisition - Integration related costs	0.6	0.8	1.0	13.9
Acquisition - amortization of intangible assets	9.2	9.2	36.9	33.0
Non-recurring bad debt reserve	2.5	—	2.5	—
Non-recurring legal expenses	0.5	0.6	0.5	0.6
Elevate 2020 costs	6.0	0.3	12.0	0.3
Potential future consideration related to acquisitions	0.2	(2.7)	(61.2)	(0.8)
Non-GAAP Operating Income	$34.9	$27.1	$110.4	$95.7

Non-GAAP Operating Margin	17%	14%	14%	12%

GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$13.1	$12.3	$131.0	$20.5
Acquisition - Integration related costs	0.6	0.8	1.0	13.9
Acquisition - amortization of intangible assets	9.2	9.2	36.9	33.0
Non-recurring bad debt reserve	2.5	—	2.5	—

Non-recurring legal expenses	0.5	0.6	0.5	0.6
Elevate 2020 costs	6.0	0.3	12.0	0.3
Potential future consideration related to acquisitions	0.2	(2.7)	(61.2)	(0.8)
Tax impact related to equity compensation	(0.1)	0.1	(0.4)	3.0
One-time debt restructuring costs	—	—	—	1.3
One-time non-deductible costs	—	—	—	2.7
Tax reform effect	(1.8)	—	(32.0)	—
Impairment of Raindance Investment	—	—	—	2.4
Tax effect associated with non-GAAP adjustments	(2.6)	(0.4)	(4.2)	(5.8)
Non-GAAP Net Income	$27.6	$20.2	$86.1	$71.1

GAAP Diluted EPS	$0.18	$0.18	$1.82	$0.30
Non-GAAP Diluted EPS	$0.38	$0.29	$1.20	$1.03

Diluted shares outstanding	72.9	68.9	72.0	68.8

Free Cash Flow Reconciliation
(Unaudited data in millions)
	Three Months Ended		Twelve Months Ended
	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
		(Restated)		(Restated)

GAAP cash flow from operations	$47.9	$36.6	$115.9	$106.2
Capital expenditures	(1.8)	(0.7)	(8.4)	(6.1)
Free cash flow	$46.1	$35.9	$107.5	$100.1
Elevate 2020 costs	3.7	0.3	9.7	0.3
Acquisition - Integration related costs	0.6	0.8	—	8.7
Cash paid for contingent consideration in operating cash flows	1.9	—	22.7	—
Cash paid at closing to Assurex vendors	—	—	—	6.8
Accrual for legal expenses	—	0.6	—	0.6
Tax effect associated with non-GAAP adjustments	(1.7)	(0.6)	(9.1)	(5.7)
Non-GAAP Free cash flow	$50.6	$37.0	$130.8	$110.8

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2019

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2019
Diluted net income per share
GAAP diluted net income per share	$0.40- $0.45
Stock Based Compensation Expense	0.30
Acquisition - amortization of intangible assets	0.80
One-time expenses	0.20
Non-GAAP diluted net income per share	$1.70 - $1.75

Fiscal First-Quarter 2019
Diluted net income per share
GAAP diluted net income per share	($0.08) - ($0.06)
Stock Based Compensation Expense	0.08
Acquisition - amortization of intangible assets	0.18
One-time expenses	0.10
Non-GAAP diluted net income per share	$0.28 - $0.30